Exhibit 10.2

SECOND AMENDMENT TO THE

AMENDED AND RESTATED

HEISKELL PURCHASING AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED HEISKELL PURCHASING AGREEMENT (this “Amendment”) is made on this 25th day of May, 2023 (the “Effective Date”) by and between J.D. Heiskell Holdings, LLC, a California limited liability company doing business as J.D. Heiskell & Co. (“Heiskell”) and Aemetis Advanced Fuel Keyes, Inc. (formerly known as AE Advance Fuel Keyes, Inc.), a Delaware corporation (“Aemetis Keyes”), Heiskell and Aemetis Keyes are collectively referred to as the “Parties”.

RECITALS

A.

The Parties entered into a certain Amended and Restated Heiskell Purchasing Agreement on or about May 16, 2013, which was amended by the First Amendment to the Amended and Restated Purchasing Agreement (the “Agreement” covering, among other things, the marketing of animal feed, including Ethanol, WDGS, CDS/Syrup and Corn Oil (as defined in the Agreement).

B.	The Parties wish to amend the Agreement, in part, to add Heiskell’s obligation to purchase and market ethanol produced at the Plant.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions and Interpretations. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.

Amendment to the Third Recital. As of the end of the business day on the Effective Date, the third recital of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

WHEREAS, the parties desire to enter into and execute this Agreement for the purpose of setting forth agreed upon terms and conditions for the marketing of WDGs, CDS/Syrup, Corn Oil and Ethanol production from the Plant.

3.	Amendment of Section 1. As of the end of the business day on the Effective Date, Section 1 is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

1.	First Purchasing Rights. AEMETIS KEYES gives HEISKELL exclusive rights to purchase WDGS, CDS/Syrup, Corn Oil, and Ethanol produced from the Plant.

4.	Addition of Section 2 B. As of the end of the business day on the Effective Date, Section 2 B is hereby added to the Agreement:
B.

Ethanol.   HEISKELL will sell all Ethanol produced by AEMETIS KEYEs to Murex or other ethanol purchasers designated by AEMETIS KEYES (as to each, an “Ethanol Purchaser”) on one (1) day credit terms provided the Ethanol Purchaser meets HEISKELL’s credit and delivery requirements; it being agreed that Murex shall be deemed to meet such requirements only to the extent that AEMETIS KEYES has delivered to HEISKELL a guaranty in the form attached hereto as Exhibit A (the “Guaranty”). HEISKELL will purchase all Ethanol produced by AEMETIS KEYES on a daily basis. HEISKELL will pay to AEMETIS KEYES the same price as HEISKELL receives from the Ethanol Purchaser. All such sales to Murex as a Ethanol Purchaser will be on a “Next Day from Shipment” payment basis (i.e. payment will be due to Heiskell for all Ethanol sold to Murex as the Ethanol Purchaser on the next business day after shipment).

C.	Reordering of existing Section 2B through 2G. As of the end of the business day on the Effective Date, existing Section 2B through 2G are reordered Section 2C-2H.

D.	Amendment of Section 2C. As of the end of the business day on the Effective Date, Section 2C. is hereby amended by deleting Section 2C. in its entirety and replacing it with the following:

D.

Scheduling and Distribution. AEMETIS KEYES will be responsible for scheduling shipments of all of AEMETIS KEYES’S WDGS, CDS/Syrup and Corn Oil, and Ethanol, marketed by HEISKELL. At the discretion of HEISKELL and the consent of AEMETIS KEYES, HEISKELL may allow customers or other marketers to utilize their own trucks to pick up WDGS, CDS/Syrup, Corn Oil, and Ethanol FOB the Plant. AEMETIS KEYES shall be responsible for loading and weighing/metering all Ethanol, WDGS, CDS/Syrup and Corn Oil.

E.	Amendment to Section 2D. As of the end of the business day on the Effective Date, Section 2D is hereby amended by deleting Section 2D in its entirety and replacing it with the following:

E. Freight. Except when an approved customer or other marketer provides its own trucks, HEISKELL will arrange transportation for all Ethanol, WDGS, CDS/Syrup and Corn Oil. HEISKELL will buy and sell Ethanol, on a FOB the Plant basis.

F.	Amendment to Section 2E. As of the end of the business day on the Effective Date, Section 2E is hereby amended by deleting Section 2E in its entirety and replacing it with the following:

F. Customer Creditworthiness. HEISKELL will consult with AEMETIS KEYES before making forward contracts of Ethanol, WDGS, CDS/Syrup or Corn Oil sales for delivery terms greater than one (1) week.

G.	Amendment to Section 2F. As of the end of the business day on the Effective Date, Section 2F. is hereby amended by deleting Section 2F. in its entirety and replacing it with the following:

G. Title To and Risk of Loss. Title to and risk of loss of Ethanol, WDGS, CDS/Syrup and Corn Oil shall pass from AEMETIS KEYES to HEISKELL (i) upon loading of the truck in the case of WDGS, CDS/Syrup and Corn Oil and (ii) upon transfer into the Denatured Ethanol Storage Tank at AEMETIS KEYES’s Plant (as defined in the Lease dated as of the date hereof between HEISKELL and AEMETIS KEYES) in the case of Ethanol.

H.	Amendment to Section 2G. As of the end of the business day on the Effective Date, Section 2G is hereby amended by deleting Section 2G in its entirety and replacing it with the following:

G. Forward Contracts. HEISKELL is hereby authorized to enter into forward contracts (“Forward Contracts”) regarding delivery of WDGS, CDS/Syrup, Corn Oil, and Ethanol to be acquired hereunder. AEMETIS KEYES shall be liable to HEISKELL for losses incurred in connection with early termination of such Forward Contracts as a result of AEMETIS KEYES’ default under this Agreement or Related Agreements. Additionally, HEISKELL shall be permitted to request from AEMETIS KEYES, and AEMETIS KEYES will not unreasonably deny the request, for funds to cover margins of the Forward Contracts. HEISKELL shall be permitted to retain such funds until the completion of the Forward Contracts.

I.	Amendment to Section 4. As of the end of the business day on the Effective Date, Section 4 is hereby amended by deleting Section 4 in its entirety and replacing it with the following:

4. Payment. HEISKELL shall make payment to AEMETIS KEYES for all WDGS, CDS/Syrup and Corn Oil produced by the AEMETIS KEYES plant, and for all Ethanol delivered into the denatured ethanol tank at AEMETIS KEYES pursuant to this Agreement on a daily basis. HEISKELL and AEMETIS KEYES each will have obligations to the other resulting from (i) the sale of corn by HEISKELL to AEMETIS KEYES and the handling services of HEISKELL and other obligations of AEMETIS KEYES under the Corn Procurement and Working Capital Agreement, as amended, dated as of the date hereof (the “Corn Procurement Agreement”), between AEMETIS KEYES and HEISKELL, and (ii) payment obligations under this Agreement, including without limitation obligations related to the purchase of Ethanol, WDGS, CDS/Syrup and Corn Oil (as defined herein), handling and marketing services, performance guarantees from customers and the provision of consulting services. The parties agree that, subject to the Credit Limit set forth in Section 3.02 of the Corn Procurement Agreement, all such amounts shall be subject to daily net settlement procedures whereby all amounts owing under such contracts from one party to the other will be calculated and the party with a negative balance based on such settlement calculation will pay the net settlement amount due to the other party in immediately available funds on the next business day by, provided such net settlement amount is greater than $10,000. Amounts less than $10,000 will be retained as a payable for calculating the net settlement amount on the next business day. HEISKELL shall be responsible for calculating the net settlement amount for each business day and forwarding a copy of the net settlement statement to AEMETIS KEYES no later than 11:00 a.m. (Central time) electronically at the AEMETIS KEYES notice address shown in this Agreement. If AEMETIS KEYES does not object to the net settlement statement within one (1) business days, such net settlement statement will be deemed conclusive between the parties absent manifest error.

J.	Amendment to Section 5. As of the end of the business day on the Effective Date, Section 5 is hereby amended by deleting Section 5 in its entirety and replacing it with the following:

Section 5. Pursuant to Section 5, HEISKELL shall be entitled to offset the amount due to HEISKELL for Corn (as defined in the Corn Procurement Agreement) against any amount due to AEMETIS KEYES for Ethanol, WDGS, CDS/Syrup or Corn Oil acquired by HEISKELL.

K.	Addition of Section 6(A). As of the end of the business day on the Effective Date, Section 6A is hereby added to the Agreement as follows:
a.	To procure and maintain for the benefit of Heiskell property and casualty insurance on an “occurrence” basis covering at least the cash value of HEISKELL’S inventory and work in process property.

L.	Amendment to Section 9 B. As of the end of the business day on the Effective Date, Section 9 B is hereby amended by deleting Section 9B in its entirety and replacing it with the following:

B. Termination for Convenience. In addition to its right of termination of HEISKELL's services as marketer for the Ethanol, WDGS, CDS/Syrup and Corn Oil under Section 3 hereof, AEMETIS KEYES has the right to terminate this Agreement for convenience at any time by providing 90 days written notice to HEISKELL by registered mail. HEISKELL has the right to terminate this Agreement for convenience if AEMETIS KEYES suspends or terminates its production at the Facility for more than one business day, excluding maintenance or upgrade that lasts less than three business days. In the event that HEISKELL provides notice of its termination for convenience, HEISKELL has the right to immediately retrieve any products, including Grain, at the Facility to which HEISKELL has the title.

M.	Amendment to Section 9C. As of the end of the business day on the Effective Date, Section 9C is hereby amended by deleting Section 9 C in its entirety and replacing it with the following:

C.

Termination at the end of the Initial Term. Either party has the right to terminate this Agreement for convenience at the end of the Initial Term and any Renewal Term by giving written notice by registered mail to the other party of such termination as follows:

(1)    Notice of termination to be effective at the conclusion of the Initial Term shall be given 180 days prior to the expiration of the Initial Term;

(2)     Notice of termination to be effective at the conclusion of a Renewal Term shall be given 180 days prior to the expiration of a Renewal Term.

N.	Amendment of Section 9F. As of the end of the business day on the Effective Date, Section 9F is hereby added to the Agreement as follows:

F. Shut off Following Termination as a Result of a Default. If this or any related agreement is terminated as a result of termination for convenience or default, HEISKELL shall be permitted to immediately enter the property of AEMETIS KEYES to prevent the movement or utilization of any of its Collateral (as defined in the Security Agreement which includes, but is not limited to, all products derived from the processing of Corn at the Plant) including, but not limited to, all products derived from the processing of Corn at the Plant (as defined in the Security Agreement) and the proceeds thereof.

O.	Addition of Exhibit A. As of the end of the business day on the Effective Date, Exhibit A is hereby reinserted into the Agreement.

P.	General Representations and Warranties of Parties. Each party hereby represents and warrants the following as of the date hereof:

a.	Organization and Existence. It has been duly organized, is validly existing and is in good standing under the laws of its state of formation.

b.

Power of Authority. It has the power and authority to execute, deliver and perform its obligations under this Amendment and has taken all action necessary to authorize it to execute and deliver this Amendment and perform its obligations hereunder.

c.

Binding Effect. This Amendment, when executed and delivered, will constitute the valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Q.	Miscellaneous Provisions

a.

Affirmation of Agreement. On and after the Effective Date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.	Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

c.

Governing Law. This Amendment is and shall be governed by, and shall be construed and interpreted in accordance with LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

d.

Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. To evidence its execution of an original counterpart of this Amendment, a party may deliver via facsimile or pdf transmission a copy of its original executed counterpart signature page to the other party, and such transmission shall constitute delivery of an original, executed copy of this Amendment to the receiving party for purposes of determining execution and effectiveness of this Amendment. Notwithstanding the foregoing, any party delivering such counterpart signature by facsimile or pdf transmission agrees to provide an original executed signature page to the receiving party by express delivery promptly upon request thereof.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the Effective Date.

J.D. HEISKELL HOLDINGS, LLC

By: ___/s/ Aaron J. Reid_________________

Name: _Aaron J. Reid___________________

Title: _President and Chief Operating Officer_

AEMETIS ADVANCED FUEL KEYES, INC.

By: __/s/ Eric A. McAfee______________

Name: ___Eric  A. McAfee_____________

Title: _____Chief Executive Officer______